THE DIXIE GROUP, INC.
2001 LEADERSHIP & PERFORMANCE INCENTIVE AWARD PLAN
I. OVERVIEW:
The Corporation reserves the sole right to select participants, levels of participation, plan provisions, and performance criteria for the incentive plan.

Participation in the Plan should not be construed as a condition of employment, nor should plan participation levels or provisions be considered as formal policy of Dixie. The Plan is administered by the office of the Chairman and CEO of Dixie.

II. MANAGEMENT INCENTIVE PLAN PARTICIPATION:

Participating in the Plan for 2001 are Dixie officers and other leaders whose duties and responsibilities provide an opportunity to significantly impact the performance of Dixie. Participants, other than corporate officers, will be approved annually by the Chairman and the President of the company.

In order to be eligible for participation, the participant must be identified as an eligible participant as of the first day of the Bonus Year and the level of participation shall be approved by the Compensation Committee or Chairman and President as appropriate. In the case of an associate hired or promoted after December 31, but before July 1, of the Bonus Year, who would otherwise have been eligible to participate due to the level of the position, the Chairman and President may approve an award under the Plan except in the case of officers who shall be approved by the Compensation Committee. No commitment to the new associate may be made until approved. Each such position will be judged independently. Individuals hired or promoted after June 30th may participate in the Plan for that year at the discretion of the Chairman and CEO of Dixie.

Participants who leave Dixie due to death, total disability or retirement under a Dixie retirement plan shall receive an earned award from the Plan on the date of disbursement. The award shall be prorated based on the length of service during the fiscal year up until the date of separation.

Participants who leave Dixie before the end of the fiscal year due to reasons other than those above and those who leave Dixie after the end of the fiscal year but before distribution of awards shall not be eligible to receive any bonus award.

III. DEFINITIONS:
A. BASE SALARY shall be the leader's annualized base pay before bonuses and other compensation as of July 1 of the bonus year.
B. BONUS YEAR shall mean the same as Dixie's year for financial reporting purposes.

C.    NET INCOME shall mean the net after-tax income of The Dixie Group, Inc. The net after-tax effects of unusual, extraordinary or non-recurring gains or losses may be excluded from the calculation at the discretion of the Compensation Committee. 90% of The Dixie Group's net income goal must be achieved before any incentive payment can be made to Shared Service area participants.

D. COMPENSATION COMMITTEE shall mean the Compensation Committee of the Board of Directors.
E. DATE OF DISBURSEMENT shall be on or about March 1. At the discretion of the Compensation Committee, disbursement may be set at an earlier date.

F.    LEVELS OF PARTICIPATION shall mean groupings of leaders who have significant impact on company performance. The individual's level of participation shall be approved by the President of The Dixie Group.

G.    EBIT (Earnings before interest and taxes) shall mean the business unit's pre-tax earnings before deductions for interest expense allocations and allocations for A/R financing costs. This shall also exclude results of businesses which are acquired during the year, income realized through unplanned divestitures, and (at the discretion of the Compensation Committee) certain other non-recurring income or expenses items. 90% of a business unit's EBIT goal is necessary to qualify for any incentive payment.

EBIT % excludes processing done for other Dixie business units.

H.    EBITDA (Earnings Before Interest, Taxes, Depreciation Expense and Goodwill Amortization Expense)- This represents the business group pretax earnings before deductions for interest expense allocations and allocations for A/R financing costs plus an add back for depreciation expense and goodwill amortization included in the group earnings.

I. PARTICIPANTS shall mean those leaders of The Dixie Group, Inc., who are determined to be eligible to participate in the Plan.

J.    NET WORKING CAPITAL - At the business unit level, this represents the sum of trade accounts receivables (net of bad debt reserve) and FIFO inventories minus trade accounts payable employed in the business group. At corporate, this will be the aggregate of the business unit numbers.

K. TOTAL DISABILITY shall mean the inability to perform each and every duty of the participant's occupation. Furthermore, the participant shall not be gainfully employed in any occupation.

L.    LEADERSHIP SUPPORT shall mean those definable actions which have been taken by the associate or the business, which have caused leadership to be practiced at all levels in the company. This shall include the support of QP3, support of other businesses and demonstrates evidence that our leadership legacy is reaching all levels of associates and is having a positive impact.

IV. BONUS POTENTIAL AND PERFORMANCE THRESHOLDS:
Individual bonus potential and performance thresholds shall be discussed with each participant by his/her company president or other appropriate corporate officer or Shared Service head.

The upper end of the bonus percentages will be referred to as the bonus "potential". It is not a maximum; i.e., if company/operating unit financial performance exceeds the net income, sales growth % and EBIT% goals, discretionary awards in excess of the "potential" may be awarded at the discretion of the Compensation Committee. Meeting The Dixie Group net income, net working capital and cash flow goals however, does not guarantee the maximum payout. To achieve the maximum payout, all goals must be exceeded.

V. ADMINISTRATIVE GUIDELINES:
The Plan shall be administered by the Chairman and the CEO of Dixie, whose decisions shall be final.
The following administrative procedures shall govern:
A. Awards to corporate officers shall be approved by the Compensation Committee. Awards to other participants will be approved by the Chairman and the President of the Corporation.
B. All awards shall be made in cash.

C.  The CEO may delegate certain administrative responsibilities. The Compensation Committee must, however, directly (1) approve any actions affecting the elected officers of Dixie, (2) approve corporate bonus standards at the beginning of the fiscal year, and (3) approve any substantive changes or amendments to the Plan.

D. Participation in the Plan shall be determined as outlined in Section II of this document.

E.  Participation in the 2001 Plan shall not be construed as an agreement or commitment to (1) continue employment of a participant for any fixed period of time, (2) continue participation in future years, or (3) continue the Leadership and Performance Incentive Award Plan beyond 2001.

F.  Company and individual goals are reflective of plans made at the beginning of the plan year. Should The Dixie Group merge or acquire companies and those actions dictate changes to business plans, goals may be changed.

G.  Participants desiring to defer portions of their incentive payments must elect to do so each December. Appropriate forms and instructions will be provided by the Corporate Human Resources Department.

INCENTIVE PLAN
2001 LEADERSHIP AND PERFORMANCE INCENTIVE
AWARD PLAN

A.  Overall Business Unit results represent 40% of your bonus opportunity.
	Incentive Plan	Results
Sales Growth %
EBIT% (excludes internal processing)
Net Working Capital % of Sales
Support of Leadership/QP3/Creating Customer Value		Active Mutual Support

B.  Overall Dixie Group results represent 20% of your bonus opportunity.
	Goal	Results
Dixie Group Net Income
Net Working Capital % of Sales
Cash Flow (EBITDA%)

C:  Results of your individual leadership and performance development goals represent 40% of your bonus opportunity.

	2001 Goal	2001 Results
Leadership Results

Performance Results

NOTE: To receive the maximum payout, the above goals must be exceeded.